Exhibit 10.24
FIRST AMENDMENT TO THE
SAVINGS RESTORATION PLAN
FOR NISOURCE INC. AND AFFILIATES

(AMENDED AND RESTATED EFFECTIVE NOVEMBER 1, 2020)

BACKGROUND
A.    NiSource Inc. (the “Company”) maintains the Savings Restoration Plan for NiSource Inc. and Affiliates, amended and restated effective November 1, 2020 (the “Plan”).
B.    The Company desires to amend the Plan to increase the amount of the Next-Gen Employer credits from 3.0% of Compensation to 4.5% of Compensation, consistent with the Retirement Savings Plan.
C.    Article X of the Plan gives the Company the ability to amend the Plan.

PLAN AMENDMENT
Effective January 1, 2023, the Plan is amended as set forth below.
1.    Effective January 1, 2023, Section 4.2(c) of the Plan is deleted in its entirety and replaced with the following:
    (c)    Next-Gen Contribution Credits. With respect to a Participant who is classified by the Employer as an “exempt employee” and who is hired or rehired on or after January 1, 2010, the amount of the Employer credits for a Participant, effective January 1, 2023, shall equal (1) minus (2) below:
        (1)    The total amount of the Employer Contribution that otherwise would have been contributed to the Basic Plan in an amount equal to 4.5% of the Participant’s Compensation (as defined under this Plan) without regard to the Limits;
        (2)    The actual amount of the Employer Contribution under the Basic Plan that was contributed to the Participant in an amount equal to 4.5% of the Participant’s Compensation (as defined under the Basic Plan).
        This amount shall be credited to any applicable Participant in addition to any amounts he or she may be entitled to under Sections 4.2(a) and 4.2(b) of this Plan and regardless of whether such Participant has signed a written agreement to participate in this Plan.
        Notwithstanding the foregoing, effective January 1, 2023, a Participant who is in job scope level D1 or D2 shall receive an amount of Employer credits equal to the difference between (1) minus (2) below:
        (1)    The total amount of the Employer Contribution that otherwise would have been contributed to the Basic Plan in an amount equal to 4.5% of the Participant’s Compensation (as defined under this Plan);

        (2)    The actual amount of the Employer Contribution under the Basic Plan that was contributed to the Participant in an amount equal to 4.5% of the Participant’s Compensation (as defined under the Basic Plan).
        This amount shall be credited to any applicable Participant regardless of whether such Participant has signed a written agreement to participate in this Plan.
2.    The remainder of the Plan shall remain unchanged.
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on its behalf, by its officer duly authorized, this 12th day of October, 2023.
NISOURCE INC.

By: __/s/ Melanie Berman ___________

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